EXHIBIT 99.1

The Timken Company
Denise Bowler
Manager-Associate and Financial
Communications
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
PO Box 6927
Canton, OH 44706-0927 U.S.A.
Telephone: (330) 471-3485
Facsimile: (330) 471-4118
denise.bowler@timken.com
Steve Tschiegg
Manager-Investor Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
P.O. Box 6928
Canton, OH 44706-0927 U.S.A.
Telephone: (330) 471-7446
Facsimile: (330) 471-2797
steve.tschiegg@timken.com
For additional information:
www.timken.com/media
www.timken.com/investors
NEWS RELEASE
The Timken Company and Steelworkers Union Reach New Agreement
     CANTON, OH – September 15, 2005 – The Timken Company and the steelworkers union have reached a new, four-year labor agreement.
     Members of the steelworkers union voted today to ratify the new contract, which covers approximately 2,700 people at the company’s bearing plants in Canton and steel plants in Canton and Wooster, Ohio. Timken employs more than 4,500 in Stark County, Ohio.
     “This is a success for our associates and the community,” said Don Walker, senior vice president – human resources and organizational advancement. “We are pleased to have successfully concluded this matter with the union and look forward to intensifying our focus on delivering the quality and value our customers demand.”
The new contract goes into effect when the current contract expires on September 26, 2005.
     The Timken Company (NYSE: TKR; www.timken.com) keeps the world turning, with innovative ways to make customers’ products run smoother, faster and more efficiently. Timken’s highly engineered bearings, alloy steels and related products and services turn up everywhere – on land, on the seas and in space. With operations in 27 countries, sales of $4.5 billion in 2004 and 26,000 employees, Timken is Where You Turn™ for better performance.
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